Exhibit 99.1

October 23, 2013

MEDIA CONTACT

Heather Worley, 214.932.6827

heather.worley@texascapitalbank.com

INVESTOR CONTACT

Myrna Vance, 214.932.6646

myrna.vance@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2013

DALLAS – October 23, 2013 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2013.

•	Net income increased 39% on a linked quarter basis and increased 3% from the third quarter of 2012 (47% increase on a linked quarter basis and 9% increase from the third quarter of 2012 excluding charge related to FDIC assessment)

•	EPS increased 42% on a linked quarter basis and decreased 8% from the third quarter of 2012 (52% increase on a linked quarter basis and 1% decrease from the third quarter of 2012 excluding charge related to FDIC assessment)

•	Demand deposits increased 11% and total deposits increased 12% on a linked quarter basis, growing 53% and 33%, respectively, from the third quarter of 2012

•	Loans held for investment increased 7% and total loans remained consistent on a linked quarter basis, growing 23% and 10% from the third quarter of 2012

“Our quality growth, both in loans held for investment and in deposits, continues,” said George Jones, CEO. “We are taking advantage of the benefits of our model in attracting great people who produce the results we reported today. It is our commitment to our shareholders to stay focused on those things that improve shareholder value.”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q3 2013	Q3 2012	% Change
QUARTERLY OPERATING RESULTS(1)
Net Income	$33,474	$32,570	3%
Net Income Available to Common Shareholders	$31,037	$32,570	(5)%
Diluted EPS	$.74	$.80	(8)%
ROA	1.25%	1.40%
ROE	13.74%	17.27%
Diluted Shares	41,792	40,756
BALANCE SHEET(1)
Total Assets	$10,797,448	$9,881,362	9%
Demand Deposits	3,242,060	2,114,279	53%
Total Deposits	8,957,081	6,717,579	33%
Loans Held for Investment	8,051,328	6,549,089	23%
Total Loans	10,313,413	9,367,711	10%
Stockholders’ Equity	1,066,629	802,406	33%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $33.5 million and net income available to common shareholders of $31.0 million for the quarter ended September 30, 2013, compared to $32.6 million for both net income from continuing operations and net income available to common shareholders for the third quarter of 2012. On a fully diluted basis, earnings per common share from continuing operations were $.74 for the three months ended September 30, 2013, compared to $.80 for the same period last year. The preferred dividend is equal to $.06 per share for the third quarter of 2013. The discussion below relates only to continuing operations.

Return on average common equity was 13.74 percent and return on average assets was 1.25 percent for the third quarter of 2013, compared to 17.27 percent and 1.40 percent, respectively, for the third quarter of 2012.

Net interest income was $108.8 million for the third quarter of 2013, compared to $101.2 million in the second quarter of 2013 and $96.9 million for the third quarter of 2012. The net interest margin in the third quarter of 2013 was 4.21 percent, a 2 basis point increase from the second quarter of 2013 and a 15 basis point decrease from the third quarter of 2012. The year over year decrease in net interest margin is due to the growth in loans with lower yields offset with a reduction in the total cost of deposits and borrowed funds. The year over year growth in loans more than compensated for the reduction in yields and produced strong growth in net interest income.

Average loans held for investment for the third quarter of 2013 were $7.7 billion, an increase of $1.4 billion from the third quarter of 2012 and $579.6 million from the second quarter of 2013. Average loans held for sale for the third quarter of 2013 decreased $69.9 million compared to the third quarter of 2012 and decreased $44.1 million from the second quarter of 2013.

Average total deposits for the third quarter of 2013 increased by $2.1 billion from the third quarter of 2012 and increased by $692.9 million from the second quarter of 2013. For the same periods, the average balance of demand deposits increased by $1.1 billion, or 55 percent, to $3.1 billion from $2.0 billion during the third quarter of 2012 and increased $210.3 million from the second quarter of 2013.

In the third quarter of 2013, we experienced continued decreases in levels of non-performing assets. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $5.0 million in the third quarter of 2013 compared to $3.1 million in the third quarter of 2012 and $7.4 million in the second quarter of 2013. We recorded a $5.0 million provision for credit losses in the third quarter of 2013 compared to $3.0 million in the third quarter of 2012 and $7.0 million in the second quarter of 2013. The substantial majority of the provision in the third quarter of 2013 was directly related to the significant growth in loans held for investment during the quarter. Due to growth and improving credit quality, at September 30, 2013, the combined reserve decreased to 1.10 percent of loans held for investment as compared to 1.11 percent at June 30, 2013 and 1.18 percent at September 30, 2012. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the third quarter of 2013, net charge-offs were $46,000, compared to net charge-offs of $2.4 million in the second quarter of 2013 and $1.2 million in the third quarter of 2012. For the first nine months of 2013, the net charge-off ratio was 7 basis points compared to 6 basis points for the same period in 2012. Non-accrual loans were $35.7 million, or .44 percent of loans held for investment at the end of the third quarter of 2013, $57.3 million, or .87 percent, at the end of the third quarter of 2012 and $38.5 million, or .51 percent, at the end of the second quarter 2013. At September 30, 2013, total OREO was $12.8 million compared to $19.1 million at the end of the third quarter of 2012, and $13.1 million at the end of the second quarter of 2013. The OREO balance of $12.8 million at September 30, 2013, is stated net of a $4.6 million valuation allowance. We did not record a valuation charge for OREO in the third quarter of 2013 compared to $64,000 in the third quarter of 2012 and $383,000 in the second quarter of 2013.

Non-interest income decreased $121,000 during the third quarter of 2013, or 1 percent, compared to the same period of 2012 primarily related to a $761,000 decrease in brokered loan fees earned in the mortgage finance division. Swap fee income decreased $414,000 during the third quarter of 2013 due to a decrease in swap transactions as compared to the same period in 2012. Offsetting these decreases was a $1.2 million increase in other non-interest income during the third quarter of 2013 as compared to the same period in 2012.

Non-interest expense for the third quarter of 2013 increased $8.5 million, or 16 percent, to $62.0 million from $53.5 million in the third quarter of 2012. The increase is primarily related to a $5.0 million increase in salaries and employee benefits to $36.0 million from $31.0 million due to general business growth. Non-interest expense also includes a $3.0 million assessment by the FDIC that was paid during the third quarter of 2013. The assessment related to the year-end call reports for 2011 and 2012, which were amended for the change in the risk weight applicable to our mortgage finance loan portfolio. As previously disclosed, the amendment caused one capital ratio to fall below “well-capitalized” for each quarter end. We do not believe this is an assessment warranted under our circumstances, and we have disputed the charge. Any recovery of the $3.0 million expense would be credited to non-interest expense in a future quarter.

Stockholders’ equity increased 33 percent from $802.4 million at September 30, 2012 to $1.1 billion at September 30, 2013, primarily related to the offering of 6.0 million shares of preferred shares for proceeds of $145.1 million in the first quarter of 2013 and retained net income. The Bank is well capitalized under regulatory guidelines and at September 30, 2013, the Company’s ratio of tangible common equity to total tangible assets was 8.3 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and individuals. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2013	2013	2013	2012	2012
CONSOLIDATED STATEMENT OF INCOME
Interest income	$115,217	$107,264	$104,179	$107,769	$102,011
Interest expense	6,441	6,044	6,137	6,614	5,156

Net interest income	108,776	101,220	98,042	101,155	96,855
Provision for credit losses	5,000	7,000	2,000	4,500	3,000

Net interest income after provision for credit losses	103,776	94,220	96,042	96,655	93,855
Non-interest income	10,431	11,128	11,281	12,836	10,552
Non-interest expense	62,009	68,734	55,700	60,074	53,521

Income from continuing operations before income taxes	52,198	36,614	51,623	49,417	50,886
Income tax expense	18,724	12,542	18,479	17,982	18,316

Income from continuing operations	33,474	24,072	33,144	31,435	32,570
Income (loss) from discontinued operations (after-tax)	2	1	(1)	(6)	(34)

Net income	33,476	24,073	33,143	31,429	32,536
Preferred stock dividends	2,437	2,438	81	—	—

Net income available to common shareholders	$31,039	$21,635	$33,062	$31,429	$32,536

Diluted EPS from continuing operations	$.74	$.52	$.80	$.76	$.80
Diluted EPS	$.74	$.52	$.80	$.76	$.80
Diluted shares	41,791,674	41,723,525	41,429,244	41,505,026	40,755,733
CONSOLIDATED BALANCE SHEET DATA
Total assets	$10,797,448	$10,977,990	$10,020,565	$10,540,542	$9,881,362
Loans held for investment	8,051,328	7,510,662	6,920,011	6,785,535	6,549,089
Loans held for sale	2,262,085	2,838,234	2,577,830	3,175,272	2,818,622
Securities	67,815	75,861	87,527	100,195	107,288
Demand deposits	3,242,060	2,928,735	2,628,446	2,535,375	2,114,279
Total deposits	8,957,081	7,980,598	7,745,831	7,440,804	6,717,579
Other borrowings	449,724	1,634,630	938,134	1,947,161	2,046,169
Subordinated notes	111,000	111,000	111,000	111,000	111,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,066,629	1,034,955	1,013,195	836,242	802,406
End of period shares outstanding	40,934,623	40,862,481	40,771,414	40,727,579	40,580,283
Book value (excluding securities gains/losses)	$22.35	$21.60	$21.10	$20.45	$19.68
Tangible book value (excluding securities gains/losses)	$21.82	$21.08	$20.62	$19.96	$19.18
SELECTED FINANCIAL RATIOS
Net interest margin	4.21%	4.19%	4.27%	4.27%	4.36%
Return on average assets	1.25%	0.95%	1.38%	1.27%	1.40%
Return on average common equity	13.74%	9.94%	15.82%	15.35%	17.27%
Non-interest income to earning assets	.40%	.46%	.49%	.54%	.47%
Efficiency ratio	52.0%	61.2%	50.9%	52.7%	49.8%
Efficiency ratio (excluding OREO valuation/write-down)	52.0%	60.8%	50.9%	51.9%	49.8%
Non-interest expense to earning assets	2.40%	2.84%	2.42%	2.53%	2.40%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.40%	2.83%	2.42%	2.49%	2.40%
Tangible common equity to total tangible assets	8.3%	7.9%	8.4%	7.7%	7.9%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	September 30, 2013	September 30, 2012	% Change
Assets
Cash and due from banks	$118,268	$88,220	34%
Interest-bearing deposits	76,690	60,971	26%
Federal funds sold	100	—	100%
Securities, available-for-sale	67,815	107,288	(37)%
Loans held for sale	2,262,085	2,818,622	(20)%
Loans held for sale from discontinued operations	296	304	(3)%
Loans held for investment (net of unearned income)	8,051,328	6,549,089	23%
Less: Allowance for loan losses	84,006	73,722	14%

Loans held for investment, net	7,967,322	6,475,367	23%
Premises and equipment, net	12,653	11,280	12%
Accrued interest receivable and other assets	271,052	299,582	(10)%
Goodwill and intangibles, net	21,463	20,032	7%

Total assets	$10,797,744	$9,881,666	9%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$3,242,060	$2,114,279	53%
Interest bearing	5,344,152	4,171,405	28%
Interest bearing in foreign branches	370,869	431,895	(14)%

Total deposits	8,957,081	6,717,579	33%
Accrued interest payable	743	1,039	(28)%
Other liabilities	99,161	90,067	10%
Federal funds purchased	169,794	473,330	(64)%
Repurchase agreements	29,899	22,788	31%
Other borrowings	250,031	1,550,051	(84)%
Subordinated notes	111,000	111,000	—
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	9,731,115	9,079,260	7%
Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:	150,000	—	100%
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 40,935,040 and 38,114,429 at September 30, 2013 and 2012, respectively	409	409	—
Additional paid-in capital	446,249	447,104	N/M
Retained earnings	468,191	351,026	33%
Treasury stock (shares at cost: 417 at September 30, 2013 and 2012, respectively)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,788	3,878	(54)%

Total stockholders’ equity	1,066,629	802,406	33%

Total liabilities and stockholders’ equity	$10,797,744	$9,881,666	9%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Interest income
Interest and fees on loans	$114,453	$100,830	$324,053	$286,895
Securities	682	1,125	2,394	3,635
Federal funds sold	22	2	41	7
Deposits in other banks	60	54	172	151

Total interest income	115,217	102,011	326,660	290,688
Interest expense
Deposits	3,699	3,378	10,172	10,332
Federal funds purchased	152	268	570	789
Repurchase agreements	4	3	13	10
Other borrowings	119	607	475	1,534
Subordinated notes	1,829	208	5,487	208
Trust preferred subordinated debentures	638	692	1,905	2,091

Total interest expense	6,441	5,156	18,622	14,964

Net interest income	108,776	96,855	308,038	275,724
Provision for credit losses	5,000	3,000	14,000	7,000

Net interest income after provision for credit losses	103,776	93,855	294,038	268,724
Non-interest income
Service charges on deposit accounts	1,659	1,684	5,109	4,912
Trust fee income	1,263	1,216	3,773	3,562
Bank owned life insurance (BOLI) income	423	549	1,384	1,658
Brokered loan fees	4,078	4,839	13,600	12,618
Swap fees	983	1,397	3,616	2,815
Other	2,025	867	5,358	4,639

Total non-interest income	10,431	10,552	32,840	30,204
Non-interest expense
Salaries and employee benefits	36,012	31,009	114,744	90,258
Net occupancy expense	4,342	3,653	12,334	10,936
Marketing	3,974	3,472	12,020	9,469
Legal and professional	3,937	4,916	12,584	12,237
Communications and technology	3,696	2,885	10,165	8,088
Allowance and other carrying costs for OREO	267	552	1,179	7,706
FDIC insurance assessment	4,357	1,332	6,134	4,497
Other	5,424	5,702	17,283	16,579

Total non-interest expense	62,009	53,521	186,443	159,770

Income from continuing operations before income taxes	52,198	50,886	140,435	139,158
Income tax expense	18,724	18,316	49,745	49,884

Income from continuing operations	33,474	32,570	90,690	89,274
Income (loss) from discontinued operations (after-tax)	2	(34)	2	(31)

Net income	33,476	32,536	90,692	89,243
Preferred stock dividends	2,437	—	4,956	—

Net income available to common shareholders	$31,039	$32,536	$85,736	$89,243

Basic earnings per common share:
Income from continuing operations	$.76	$.82	$2.10	$2.32
Net income	$.76	$.82	$2.10	$2.32
Diluted earnings per common share:
Income from continuing operations	$.74	$.80	$2.05	$2.25
Net income	$.74	$.80	$2.05	$2.25

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2013	2013	2013	2012	2012
Reserve for loan losses:
Beginning balance	$79,428	$75,000	$74,337	$73,722	$72,404
Loans charged-off:
Commercial	496	2,826	1,648	4,044	1,154
Real estate – term	13	26	105	—	284
Consumer	—	26	19	—	49
Leases	2	—	—	34	49

Total loans charged-off	511	2,878	1,772	4,078	1,536
Recoveries:
Commercial	233	348	397	350	132
Real estate – construction	—	—	—	—	10
Real estate – term	195	7	8	226	130
Consumer	19	15	30	7	18
Leases	18	140	121	21	16

Total recoveries	465	510	556	604	306

Net charge-offs	46	2,368	1,216	3,474	1,230
Provision for loan losses	4,624	6,796	1,879	4,089	2,548

Ending balance	$84,006	$79,428	$75,000	$74,337	$73,722

Reserve for off-balance sheet credit losses:
Beginning balance	$4,180	$3,976	$3,855	$3,444	$2,992
Provision for off-balance sheet credit losses	376	204	121	411	452

Ending balance	$4,556	$4,180	$3,976	$3,855	$3,444

Total reserves for credit losses	$88,562	$83,608	$78,976	$78,192	$77,166
Total provision for credit losses	$5,000	$7,000	$2,000	$4,500	$3,000
Reserve to loans held for investment(2)	1.04%	1.06%	1.08%	1.10%	1.13%
Reserve to average loans held for investment(2)	1.09%	1.11%	1.10%	1.12%	1.16%
Net charge-offs to average loans(1)(2)	.00%	.13%	.07%	.21%	.08%
Net charge-offs to average loans for last twelve months(1)(2)	.10%	.12%	.10%	.10%	.10%
Total provision for credit losses to average loans(1)(2)	.26%	.39%	.12%	.27%	.19%
Combined reserves for credit losses to loans held for investment(2)	1.10%	1.11%	1.14%	1.15%	1.18%
Non-performing assets (NPAs):
Non-accrual loans	$35,737	$38,450	$43,424	$55,833	$57,275
Other real estate owned (OREO) (4)	12,805	13,053	14,426	15,991	19,079

Total	$48,542	$51,503	$57,850	$71,824	$76,354

Non-accrual loans to loans(2)	.44%	.51%	.63%	.82%	.87%
Total NPAs to loans plus OREO(2)	.60%	.68%	.83%	1.06%	1.16%
Total NPAs to earning assets	.47%	.49%	.60%	.71%	.81%
Reserve for loan losses to non-accrual loans	2.4x	2.1x	1.7x	1.3x	1.3x
Restructured loans	$4,691	$4,765	$11,755	$10,407	$9,145
Loans past due 90 days and still accruing(3)	$7,510	$7,633	$12,614	$3,674	$3,622
Loans past due 90 days to loans(2)	.09%	.10%	.18%	.05%	.06%

(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At September 30, 2013, loans past due 90 days and still accruing includes premium finance loans of $3.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(4)	At September 30, 2013, OREO balance is net of $4.6 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2013	2013	2013	2012	2012
Interest income
Interest and fees on loans	$114,453	$106,418	$103,182	$106,653	$100,830
Securities	682	773	939	1,053	1,125
Federal funds sold	22	13	6	6	2
Deposits in other banks	60	60	52	57	54

Total interest income	115,217	107,264	104,179	107,769	102,011
Interest expense
Deposits	3,699	3,228	3,245	3,312	3,378
Federal funds purchased	152	206	212	190	268
Repurchase agreements	4	5	4	3	3
Other borrowings	119	143	213	615	607
Subordinated notes	1,829	1,829	1,829	1,829	208
Trust preferred subordinated debentures	638	633	634	665	692

Total interest expense	6,441	6,044	6,137	6,614	5,156

Net interest income	108,776	101,220	98,042	101,155	96,855
Provision for credit losses	5,000	7,000	2,000	4,500	3,000

Net interest income after provision for credit losses	103,776	94,220	96,042	96,655	93,855
Non-interest income
Service charges on deposit accounts	1,659	1,749	1,701	1,693	1,684
Trust fee income	1,263	1,269	1,241	1,260	1,216
Bank owned life insurance (BOLI) income	423	463	498	510	549
Brokered loan fees	4,078	4,778	4,744	4,978	4,839
Swap fees	983	981	1,652	2,093	1,397
Other	2,025	1,888	1,445	2,302	867

Total non-interest income	10,431	11,128	11,281	12,836	10,552
Non-interest expense
Salaries and employee benefits	36,012	45,191	33,541	31,198	31,009
Net occupancy expense	4,342	4,135	3,857	3,916	3,653
Marketing	3,974	4,074	3,972	3,980	3,472
Legal and professional	3,937	4,707	3,940	5,320	4,916
Communications and technology	3,696	3,347	3,122	3,070	2,885
Allowance and other carrying costs for OREO	267	482	430	1,369	552
FDIC insurance assessment	4,357	699	1,078	1,071	1,332
Litigation settlement expense	(908)	—	—	4,000	—
Other	6,332	6,099	5,760	6,150	5,702

Total non-interest expense	62,009	68,734	55,700	60,074	53,521

Income from continuing operations before income taxes	52,198	36,614	51,623	49,417	50,886
Income tax expense	18,724	12,542	18,479	17,982	18,316

Income from continuing operations	33,474	24,072	33,144	31,435	32,570
Income (loss) from discontinued operations (after-tax)	2	1	(1)	(6)	(34)

Net income	33,476	24,073	33,143	31,429	32,536
Preferred stock dividends	2,437	2,438	81	—	—

Net income available to common shareholders	$31,039	$21,635	$33,062	$31,429	$32,536

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	3rd Quarter 2013			2nd Quarter 2013			1st Quarter 2013			4th Quarter 2012			3rd Quarter 2012
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$54,838	$522	3.78%	$60,063	$594	3.97%	$71,220	$729	4.15%	$78,182	$811	4.13%	$84,583	$881	4.14%
Securities – Non-taxable(2)	16,879	246	5.78%	18,843	275	5.85%	22,174	323	5.91%	25,301	372	5.85%	25,717	376	5.82%
Federal funds sold and securities purchased under resale agreements	78,896	22	0.11%	54,448	13	0.10%	24,785	6	0.10%	21,617	6	0.11%	9,360	2	0.09%
Deposits in other banks	88,717	60	0.27%	91,177	60	0.26%	78,718	52	0.27%	69,886	57	0.32%	64,859	54	0.33%
Loans held for sale	2,362,118	22,547	3.79%	2,406,246	22,440	3.74%	2,362,646	22,641	3.89%	2,658,092	26,440	3.96%	2,432,027	24,433	4.00%
Loans held for investment	7,731,901	91,906	4.72%	7,152,323	83,978	4.71%	6,842,766	80,541	4.77%	6,662,817	80,213	4.79%	6,313,263	76,397	4.81%
Less reserve for loan losses	79,551	—	—	75,006	—	—	74,442	—	—	73,912	—	—	72,373	—	—

Loans, net of reserve	10,014,468	114,453	4.53%	9,483,563	106,418	4.50%	9,130,970	103,182	4.58%	9,246,997	106,653	4.59%	8,672,917	100,830	4.63%

Total earning assets	10,253,798	115,303	4.46%	9,708,094	107,360	4.44%	9,327,867	104,292	4.53%	9,441,983	107,899	4.55%	8,857,436	102,143	4.59%
Cash and other assets	383,968			402,898			401,692			427,299			399,428

Total assets	$10,637,766			$10,110,992			$9,729,559			$9,869,282			$9,256,864

Liabilities and Stockholders’ Equity
Transaction deposits	$794,630	$102	0.05%	$1,051,199	$233	0.09%	$1,003,735	$253	0.10%	$941,947	$244	0.10%	$803,776	$247	0.12%
Savings deposits	4,057,792	2,863	0.28%	3,340,420	2,292	0.28%	3,246,675	2,297	0.29%	2,933,904	2,299	0.31%	2,922,852	2,185	0.30%
Time deposits	402,920	414	0.41%	397,868	407	0.41%	403,113	414	0.42%	423,685	448	0.42%	491,783	576	0.47%
Deposits in foreign branches	357,532	320	0.36%	340,713	296	0.35%	335,265	281	0.34%	362,580	321	0.35%	431,412	370	0.34%

Total interest bearing deposits	5,612,874	3,699	0.26%	5,130,200	3,228	0.25%	4,988,788	3,245	0.26%	4,662,116	3,312	0.28%	4,649,823	3,378	0.29%
Other borrowings	539,767	275	0.20%	727,158	354	0.20%	1,041,573	429	0.17%	1,725,129	808	0.19%	1,639,953	878	0.21%
Subordinated notes	111,000	1,829	6.54%	111,000	1,829	6.61%	111,000	1,829	6.68%	111,000	1,829	6.56%	12,065	208	6.86%
Trust preferred subordinated debentures	113,406	638	2.23%	113,406	633	2.24%	113,406	634	2.27%	113,406	665	2.33%	113,406	692	2.43%

Total interest bearing liabilities	6,377,047	6,441	0.40%	6,081,764	6,044	0.40%	6,254,767	6,137	0.40%	6,611,651	6,614	0.40%	6,415,247	5,156	0.32%
Demand deposits	3,124,602			2,914,341			2,529,927			2,356,758			2,010,694
Other liabilities	89,640			91,608			90,538			86,308			80,810
Stockholders’ equity	1,046,477			1,023,279			854,327			814,565			750,113

Total liabilities and stockholders’ equity	$10,637,766			$10,110,992			$9,729,559			$9,869,282			$9,256,864

Net interest income		$108,862			$101,316			$98,155			$101,285			$96,987
Net interest margin			4.21%			4.19%			4.27%			4.27%			4.36%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.